Exhibit 5.1

1221 PEACHTREE STREET, N.E. • SUITE 400 • ATLANTA, GEORGIA 30361

TELEPHONE: +1.404.521.3939 • JONESDAY.COM

November 13, 2024

Newell Brands Inc.

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Re:	$750,000,000 of aggregate principal amount of 6.375% notes due 2030 and $500,000,000 of aggregate principal amount of 6.625% notes due 2032 of Newell Brands Inc.

Ladies and Gentlemen:

We are acting as counsel for Newell Brands Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of $750,000,000 aggregate principal amount of the Company’s 6.375% notes due 2030 (the “2030 Notes”) and $500,000,000 aggregate principal amount of the Company’s 6.625% notes due 2032 (the “2032 Notes” and, together with the 2030 Notes, the “Notes”), pursuant to the Underwriting Agreement, dated October 29, 2024 (the “Underwriting Agreement”), entered into by and between the Company and J.P. Morgan Securities LLC, acting as representative of the several underwriters named therein (collectively, the “Underwriters”). The Notes have been issued pursuant to an indenture, dated as of November 19, 2014 (the “Base Indenture”), by and between the Company (formerly known as “Newell Rubbermaid Inc.”) and U.S. Bank Trust Company, National Association (formerly known as “U.S. Bank National Association”), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture relating to the 2030 Notes, dated November 13, 2024 (the “First Supplemental Indenture”), by and between the Company and the Trustee, and the Second Supplemental Indenture relating to the 2032 Notes, dated November 13, 2024 (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), by and between the Company and the Trustee.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Company.

For purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Notes have been duly authenticated by the Trustee in accordance with the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DETROIT • DUBAI • DÜSSELDORF FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH NEW YORK • PARIS • PERTH • PITTSBURGH • SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO

WASHINGTON

Newell Brands Inc.

November 13, 2024

The opinion expressed herein is limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-279561) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal matters” in the prospectus supplement constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day